Exhibit 99.1

Rennova Health to hold Full Year 2016 financial results conference call on APRIL 12th

WEST PALM BEACH, Fla. (April 10, 2017) – Rennova Health, Inc. (NASDAQ: RNVA) (NASDAQ: RNVAZ), a vertically integrated provider of industry-leading diagnostics and supportive software solutions to healthcare providers, today announced that the Company will host a conference call and provide a business update on April 12, 2017 to discuss the financial results for the full year 2016.

The conference call is scheduled to begin at 11:00 a.m. Eastern time.

To access the conference call, U.S.-based listeners should dial (888) 563-6275 and international listeners should dial 706-634-7417. All listeners should provide the following passcode: 2527049. Individuals interested in listening to the live conference call via the Internet may do so by logging on to the Company’s website at www.rennovahealth.com.

Following the conclusion of the conference call, a replay will be available through April 18, 2017 and can be accessed by dialing (855) 859-2056 from within the U.S. or (404) 537-3406 from outside the U.S. All listeners should provide passcode 2527049. The webcast will be available for 30 days.

About Rennova Health, Inc.

Rennova provides industry-leading diagnostics and supportive software solutions to healthcare providers, delivering an efficient, effective patient experience and superior clinical outcomes. Through an ever-expanding group of strategic brands that work in unison to empower customers, we are creating the next generation of healthcare. For more information, please visit www.rennovahealth.com.

Contacts:

Rennova Health
Sebastien Sainsbury, 561-666-9818
ssainsbury@rennovahealth.com

Investors
LHA
Kim Golodetz, 212-838-3777
Kgolodetz@lhai.com
or
Bruce Voss, 310-691-7100
Bvoss@lhai.com

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